Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Lexicon Pharmaceuticals, Inc. for the registration of common stock, preferred stock, debt securities, warrants and/or rights and to the incorporation by reference therein of our reports (a) dated March 3, 2009 (except for the effects of the adoption of SFAS No. 160 discussed in Note 3, as to which the date is September 1, 2009) with respect to the consolidated financial statements of Lexicon Pharmaceuticals, Inc. for the year ended December 31, 2008 included in the Current Report (Form 8-K) of Lexicon Pharmaceuticals, Inc. dated September 2, 2009, and (b) dated March 3, 2009 with respect to the effectiveness of internal control over financial reporting of Lexicon Pharmaceuticals, Inc. as of December 31, 2008 included in the Annual Report (Form 10-K) of Lexicon Pharmaceuticals, Inc. for the year ended December 31, 2008, both filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Houston, Texas
September 1, 2009